Certificate of Amendment to Articles of Incorporation

For

Nevada Profit Corporation

(Pursuant to NRS 78.385 and 78.390 – After issuance of Stock)

Entity #C16172-2000 Document Number 20050323856-04
Date Filed: 8/16/2005 10:30:35 AM In the office of Dean Heller Secretary of State

1.

Name of Corporation:

Heritage Management, Inc.

2.

The articles have been amended as follows (provide article numbers, if available):

Pursuant to the provisions under the Nevada Revised Statutes 78.385 and 78.390, the undersigned hereby adopts the following Articles of Amendment for HERITAGE MANAGEMENT INC. (the “Company”):

ARTICLE I

1.

The name of the Company shall be Edgewater Foods International, Inc.

2.

That the Company’s Articles of Incorporation be amended by changing the Article thereof number “IV” so that, as amended, the Article shall now read as follows:

“The authorized capital is made up of two classes:

(a)

50,000,000 shares of Common Stock of USD .001 par value; and,

(b)

10,000,000 shares Preferred Stock with $.001 par value per share (“Blank Check Preferred Stock”).

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 17,150,000 or 83%.

4. The effective date of filing (optional): 8/16/05

(must not be later than 90 days after the certificate is filed)

5.Officer Signature (required): __________________________________

If any proposed amendment would alter or change any preference of any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

Certificate of Amendment to Articles of Incorporation

For

Heritage Management, Inc.

Pursuant to the provisions under the Nevada Revised Statutes 78.385 and 78.390, the undersigned hereby adopts the following Articles of Amendment for HERITAGE MANAGEMENT INC. (the “Company”):

1.

Name of the Corporation:

Heritage Management, Inc.

2.

The articles have been amended as follows:

ARTICLE I

The name of the Corporation is Edgewater Foods International, Inc.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the articles of incorporation have voted in favor of the amendment is 17,150,000 shares representing 83.3% of the outstanding shares.

4.

That the Company’s Articles of Incorporation be amended by changing the Article thereof numbered “IV” so that, as amended, said Article shall now read as follows:

“ The authorized capital is made up of two classes:

(a)

50,000,000 shares of Common Stock of USD.001 par value; and,

(b)

10,000,000 shares Preferred Stock with $.001 par value per share (“Blank Check Preferred Stock”).

The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it.  Without limiting the generality of the foregoing, shares in such series shall have such voting powers, powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it.  The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.

Signatures

________________________

Robert Saunders

Chairman, President, CEO